UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 12, 2011

         BRUNSWICK CORPORATION

     (Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in Brunswick Corporation’s (the “Company”) Current Reports on Form 8-K filed on October 30, 2008 and May 5, 2009, the Company entered into Terms and Conditions of Employment with Peter B. Hamilton, the Company’s Senior Vice President and Chief Financial Officer, on October 29, 2008 and a letter amendment to such agreement on May 5, 2009 (as amended, the “CFO Ts&Cs”).  The CFO Ts&Cs provide that their applicable term shall automatically terminate when Mr. Hamilton attains age 65.

On October 12, 2011, the Company and Mr. Hamilton entered into a second letter amendment to the CFO Ts&Cs (the “Second Amendment”).  Pursuant to the Second Amendment, the clause providing for automatic termination of the CFO Ts&Cs’s term upon Mr. Hamilton’s attainment of age 65 is deleted in its entirety.

The Second Amendment is attached as Exhibit 10.1. The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is incorporated herein by reference.

Item 9.01.                            Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description of Exhibit
10.1	Second Amendment to Terms and Conditions of Employment, dated as of October 12, 2011, between Brunswick Corporation and Peter B. Hamilton.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

October 13, 2011	By:	/s/ KRISTIN M. COLEMAN
Kristin M. Coleman
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Terms and Conditions of Employment, dated as of October 12, 2011, between Brunswick Corporation and Peter B. Hamilton.